Exhibit 4.1

Execution Version

THE GREENBRIER COMPANIES, INC.,

as Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 20, 2021

2.875% Convertible Senior Notes due 2028

i

(Continued)

(Continued)

(Continued)

(Continued)

v

(Continued)

INDENTURE dated as of April 20, 2021, between The Greenbrier Companies, Inc., an Oregon corporation, as issuer (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.875% Convertible Senior Notes due 2028 (the “Notes”), initially in an aggregate principal amount not to exceed $373,750,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATIONS

Section 1.01.    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. Dollars” or “$” shall mean the currency of the United States.

“Additional Interest” shall have the meaning specified in Section 12.01(a).

“Additional Interest Event” shall have the meaning specified in Section 12.01(a).

“Additional Shares” shall have the meaning specified in Section 13.02(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.05(b).

“Applicable Procedures” means, with respect to any payment, tender, conversion, repurchase, transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such payment, tender, conversion, transfer or exchange.

“Bankruptcy Law” shall have the meaning specified in Section 6.01.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 13.01(g)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Paying Agent or the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement” shall have the meaning specified in Section 13.03(a).

“Change of Control” means the occurrence of any of the following events from and after the Issue Date:

(i)    the acquisition by any “person”, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership (determined in accordance with the definition of “beneficial owner” in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s Voting Stock, other than any acquisition by the Company, any Subsidiary of the Company or any of the Company’s employee benefit plans;

(ii)    any (A) recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) share exchange with, consolidation with, or merger of us pursuant to which our common stock will be converted into cash, securities or other property, or (C) conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s and its Subsidiaries’ properties and assets to another Person (other than a Subsidiary of the Company); provided that any transaction described in clauses (A) or (B) (1) pursuant to which Holders of all classes of the Company’s Capital Stock immediately prior to the transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving Person immediately after such transaction in substantially the same proportions as such entitlement immediately prior to such transaction or (2) where Common Stock is changed or exchanged primarily to reflect a change in the Company’s jurisdiction of incorporation, shall in either case not be a Change of Control pursuant to this clause (ii); or

(iii)    the Company’s shareholders pass a resolution approving a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change of Control shall be deemed not to have occurred if, in the case of clauses (i) or (ii) above, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received in connection with such merger or consolidation constituting a Change of Control consists of shares of common stock traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with such Change in Control, and as a result of the transaction or transactions the Notes become convertible solely into such consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights.

“Clause A Distribution” shall have the meaning specified in Section 13.07(c).

“Clause B Distribution” shall have the meaning specified in Section 13.07(c).

“Clause C Distribution” shall have the meaning specified in Section 13.07(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 13.03(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the shares of common stock of the Company, without par value, as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means The Greenbrier Companies, Inc., a corporation duly organized and existing under the laws of the State of Oregon, until a successor Person shall replace it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written order of the Company, delivered to the Trustee and signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

“Conversion Agent” means the office or agency designated by the Company pursuant to Section 4.05 where Notes may be presented for conversion.

“Conversion Date” shall have the meaning specified in Section 13.03(d).

“Conversion Obligation” shall have the meaning specified in Section 13.01(a).

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 600 South 4th Street, 6th Floor, MAC: N9300-060, Minneapolis, MN 55415, Attention: Corporate Trust Services – The Greenbrier Companies Administrator/Lynn Steiner or such other office as it shall notify the Company in writing. With respect to presentation at maturity or for registration of transfer or exchange such address shall also mean 600 S. 4th Street, 7th Floor, Minneapolis, MAC: N9300-070, MN 55415, Attention: Bondholder Communications.

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (a) the applicable Daily Maximum Cash Amount; and (b) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, 2.5% of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means the quotient obtained by dividing the Specified Dollar Amount (if any), by 40.

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (a) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (b) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GBX <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include any of the Initial Purchasers). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any April 15 or October 15.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTA” shall have the meaning specified in Section 13.07(d).

“DTC” shall have the meaning specified in Section 2.05(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on The New York Stock Exchange, or on the applicable stock exchange on which Common Stock is then traded, regular way, without the right to receive the issuance, dividend or distribution in question from the Company.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as amended.

“Expiration Date” shall have the meaning specified in Section 13.07(e).

“Expiration Time” shall have the meaning specified in Section 13.07(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning specified in Section 16.01(b).

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 16.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 16.01(c).

“Fundamental Change Repurchase Price” of any Note, means 100% of the principal amount of the Note to be repurchased plus unpaid interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Note Registrar’s books.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the initial purchasers listed in Schedule A to the Purchase Agreement.

“Interest Payment Date” means each April 15 and October 15 of each year, beginning on October 15, 2021; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest shall be postponed until the next succeeding Business Day, and no interest or other amount shall be paid as a result of such postponement.

“Issue Date” of the Notes means the date on which any Note was originally issued or deemed issued as set forth on the face of the Note.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported on the New York Stock Exchange or other principal U.S. securities exchange on which the Common Stock is then traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on such date, the “Last Reported Sale Price” of the shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose, which may include any of the Initial Purchasers. The “Last Reported Sale Price” of our Common Stock will be determined without reference to extended or after hours trading or any other trading outside regular trading session hours.

“Make-Whole Fundamental Change” means any Fundamental Change (determined after giving effect to any exceptions or exclusions from such definition, but without regard to proviso (1) to clause (ii) of such definition and other than pursuant to clause (iii) of the definition of Change of Control) and, if applicable, where more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received by the shareholders of the Company in connection with such Fundamental Change consists of cash or assets other than common stock traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Make-Whole Fundamental Change Effective Date” means the date on which any Make-Whole Fundamental Change becomes effective.

“Make-Whole Fundamental Change Notice” shall have the meaning specified in Section 13.02(d).

“Make-Whole Fundamental Change Premium” shall have the meaning specified in Section 13.02(a).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one half-hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means April 15, 2028.

“Measurement Period” shall have the meaning specified in Section 13.01(g).

“Merger Event” shall have the meaning specified in Section 13.11(a).

“Note” or “Notes” shall have the meaning specified in the first “Whereas” clause of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.03(g).

“Observation Period” means, with respect to any Note to be converted, (a) subject to clause (b) below, if the Conversion Date for such Note occurs on or before January 15, 2028, the forty (40) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (b) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption and before the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-second (42nd) Scheduled Trading Day immediately before such Redemption Date; and (c) subject to clause (b) above, if such Conversion Date occurs after January 15, 2028, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-second (42nd) Scheduled Trading Day immediately before the Maturity Date.

“Offering Memorandum” means the final offering memorandum dated April 15, 2021, relating to the offering and sale of the Notes pursuant to the Purchase Agreement.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) or any other authorized signatory of the Company.

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any

Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion, subject to customary exceptions, from legal counsel who is reasonably acceptable to the Trustee that is delivered to the Trustee in accordance with the terms hereof. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(i)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(ii)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii)    Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(iv)    Notes converted pursuant to Article 13 and required to be canceled pursuant to Section 2.08; and

(v)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” means the office or agency designated by the Company pursuant to Section 4.05 where Notes may be presented for payment.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Physical Notes” means certificated Notes in registered form issued in denominations of $1,000 principal amount and greater integral multiples of $1,000.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of April 15, 2021, among the Company and the Initial Purchasers.

“Receiver” shall have the meaning specified in Section 6.01.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 15.01.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 15.01(e).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 15.01(d).

“Reference Property” shall have the meaning specified in Section 13.11.

“Regular Record Date” means, with respect to any Interest Payment Date, the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Legend” means the legend set forth in Section 2.05(c).

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock may be entitled to receive under a Rights Plan.

“Rights Plan” means any common stock or preferred stock rights plan or any similar plan in effect as of the date of this Indenture or adopted by the Company after the date hereof or any replacement or successor rights plan.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended.

“Settlement Method” means, with respect to any conversion of Notes, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Signature Law” shall have the meaning specified in Section 18.10.

“Significant Subsidiary” means any Subsidiary of the Company that satisfies the criteria of a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Special Interest” shall have the meaning specified in Section 6.02.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock); provided, however, that in no event will the Specified Dollar Amount be less than $1,000 per $1,000 principal amount of such Note.

“Spin-Off” shall have the meaning specified in Section 13.07(c).

“Stock Price” means the price paid or deemed to be paid per share of the Common Stock in connection with a Make-Whole Fundamental Change, subject to adjustment and as determined pursuant to Section 13.02.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the Common Stock (or other common stock into which the Notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) a Last Reported Sale Price (other than a Last Reported Sale Price of the type referred to in the third sentence of the definition of Last Reported Sale Price) for the Common Stock is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the third sentence of that definition), “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion or redemption only, “Trading Day” means a day during which trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock is then traded or quoted (and there is no Market Disruption Event) or, if the Common Stock is not then so traded or quoted, on the principal other market on which the Common Stock is then traded, except if the Common Stock is not so traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.07(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means the United States of America.

“unit of Reference Property” shall have the meaning specified in Section 13.11(a).

“Valuation Period” shall have the meaning specified in Section 13.07(c).

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote generally in the election of directors, managers or trustees thereof.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02.    References to Interest. Any reference to the payment of interest on, or in respect of, any Note in this Indenture shall be deemed to include mention of the payment of Special Interest (if applicable) and Additional Interest (if applicable) if, in such context, Special Interest and Additional Interest, as applicable, was, or would be, payable pursuant to Section 6.02 and Section 12.01, respectively. An express mention of the payment of Special Interest (if applicable) or Additional Interest (if applicable) in any provision hereof shall not be construed as excluding Additional Interest or Special Interest, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.    Designation and Amount. The Notes shall be designated as the “2.875% Convertible Senior Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $373,750,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 9.04, Section 13.03(d) and Section 16.05.

Section 2.02.    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or as may be required by the Custodian or the Depositary, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers, exchanges or issuances of additional Notes permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including any Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the Form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03.    Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and greater integral multiples of $1,000. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Paying Agent, which shall initially be the Corporate Trust Office of the Trustee as the Company’s Paying Agent and Note Registrar. The Company shall pay interest on any Physical Notes (i) to the Person entitled thereto having an aggregate principal amount of $5,000,000 or less, by check mailed to such Person at the address set forth in the Note Register and (ii) to the Person entitled thereto having an aggregate principal amount of in excess of $5,000,000, either by check mailed to such Person or, upon application by such Person to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application and wire transfer instructions shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.

Any Defaulted Interest shall forthwith cease to be payable to the Holder of such Note on the relevant Regular Record Date by virtue of its having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 20 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.

Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.

At any time and from time to time after the date of the execution and delivery of this Indenture, the Company may, in accordance with the terms of this Indenture, deliver additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authorized signatory of an authenticating agent appointed by the Trustee), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

All Notes shall be dated the date of their authentication.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Person as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05.    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint a new Note Registrar without prior notice to Holders. The Company may appoint one or more co-registrars.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

Upon the registration of transfer, exchange or replacement of Notes not bearing or deemed not to bear the Restrictive Legend, the Note Registrar shall deliver Notes that do not bear the Restrictive Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Restrictive Legend, the Note Registrar shall deliver only Notes that bear the Restrictive Legend unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither the Restrictive Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.05. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged by the Company, the Trustee or the Notes Registrar to the Holder for any exchange or registration of transfer of Notes, but the Holder may be required by the Company, the Trustee, the Notes Registrar or otherwise to pay a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or repurchase except for any portion of that Note that is not being repurchased or converted, as the case may be.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. For greater certainty, all Notes issued upon any registration of transfer or exchange of Notes shall be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the exchanged Notes by virtue of the registration of a transfer or exchange.

(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or except as provided in Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Beneficial interests in the Global Note shall be held only in minimum denominations of $1,000 and greater integral multiples of $1,000. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(c)    Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Legend (together with any Common Stock issued upon conversion of the Notes and required to bear a similar legend, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the restrictions set forth in the Restrictive Legend), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes (including, if applicable, through exercise by the Initial Purchasers of their option to purchase additional Notes pursuant to the Purchase Agreement) and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, and all shares of Common Stock, if any, issued upon conversion thereof, if applicable) shall bear a legend (the “Restrictive Legend”) in substantially the following form (unless such Note or shares of Common Stock, if any, have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)    TO THE GREENBRIER COMPANIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)    PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)    TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)    UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) THE DATE ON WHICH WE HAVE INSTRUCTED THE TRUSTEE THAT THE FOREGOING RESTRICTIONS WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Common Stock issued upon conversion of any Note prior to the Resale Restriction Termination Date shall bear a legend in form and substance similar to the Restrictive Legend.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding anything to the contrary contained in this Indenture or a Note (except for Section 2.05(d)), after the Resale Restriction Termination Date with respect to a Note, such Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend and the CUSIP number for which shall be the applicable unrestricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Note. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, in each case, upon the request of the beneficial owner of the Notes, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Notes are so registered. The holder shall provide to the Trustee in its capacity as Paying Agent such tax forms, as applicable, and related supporting documentation in order to comply with its withholding obligations as required under applicable law and the Trustee shall have no liability related to tax withholding.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)    The Company may cause the removal of the Restrictive Legend from any Global Note at any time on or after the Resale Restriction Termination Date by: (i) instructing the Trustee in writing to remove the Restrictive Legend from such Global Note; (ii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and (iii) complying with any Applicable Procedures for delegending or otherwise exchanging such Global Note for a Global Note not bearing the Restrictive Legend (including DTC’s mandatory exchange process, if applicable); whereupon the Restrictive Legend shall be deemed removed from any Global Notes and there shall be no requirement that any Common Stock into which such Global Notes are convertible bear a legend in form and substance similar to the Restrictive Legend, in each case without any further action on the part of the Holders.

(e)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)    The Company shall not, and shall use commercially reasonable efforts to not permit any of its “affiliates” within the meaning of Rule 144, to resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by them. The notes will be issued with a restricted CUSIP number.

Section 2.06.    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or the authenticating agent, if applicable, may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, the authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment or conversion of negotiable instruments or other securities without their surrender.

For greater certainty, every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the substituted Note by virtue of such mutilation, destruction or loss.

Section 2.07.    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.05 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

For greater certainty, each Note issued pursuant to the provisions of this Section 2.07 in exchange for a temporary Note shall be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the temporary Note by virtue of the exchange.

Section 2.08.    Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such cancellation, shall deliver a written confirmation of such cancellation to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.    CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Holders of the Notes as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Any Notes that are, when issued, Restricted Securities shall be issued with a restricted CUSIP number. Until such time as the Restrictive Legend is removed from such Notes pursuant to the terms of this Indenture, the restricted CUSIP shall be the CUSIP number for such Notes. After the Company causes the removal of the Restrictive Legend from such Notes the CUSIP number for such Notes shall be an unrestricted CUSIP number.

Section 2.10.    Additional Notes; Purchases. The Company may, without the consent of the Holders of the Notes and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms and with the same CUSIP and ISIN number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which shall form the same series with the Notes initially issued hereunder; provided that no such additional Notes may be issued unless they are fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Opinion of Counsel (with respect to the enforceability of such additional notes) and an Officers’ Certificate to the effect that such issuance of additional Notes complies with the provisions of the Indenture (including this Section 2.10). In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Holders. The Company shall cause any Notes so repurchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and any Notes so repurchased by the Company shall be deemed to be no longer Outstanding under this Indenture.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.06) for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders of Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date or any Fundamental Change Repurchase Date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of Common Stock (together with cash in lieu of fractional shares), as applicable, sufficient to pay all of the Outstanding Notes and all other sums payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive such satisfaction and discharge.

Section 3.02.    Deposited Monies To Be Held In Trust. Subject to Section 3.03 hereof, all monies deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. All monies deposited with the Trustee pursuant to Section 3.01 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon written request of the Company.

Section 3.03.    Return Of Unclaimed Monies. Subject to applicable escheatment laws, the Trustee and the Paying Agent (if other than the Trustee) shall pay to the Company upon written request any money held by them for the payment of principal of, or accrued and unpaid interest on, the Notes that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company by the Trustee or Paying Agent (if other than the Trustee), all liability of the Trustee and the Paying Agent (if other than the Trustee) with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.    Payment of Principal and Interest. (a) The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds by 11:00 a.m. (New York City time) on that date money or securities, deposited by or on behalf of the Company sufficient to make the payment. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on any overdue principal amount and interest at the annual rate borne by the Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. With respect to any certificated Notes, presentation is due at maturity.

(b)    Payment of the principal of and interest, if any, on the Notes shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Trustee’s Corporate Trust Office, in such immediately available coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, subject to Section 2.03, the Company may pay principal and interest in respect of any Physical Note by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 4.02.    Corporate Existence. Subject to Article 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.03.    Rule 144A Information Requirement and Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b)    The Company shall furnish to the Trustee within 15 calendar days after the Company is required to file any documents or reports with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to all applicable grace periods provided under the Exchange Act including that provided by Rule 12b-25 under the Exchange Act) copies of such documents or reports. Any such document or report that the Company files with the Commission through the Commission’s EDGAR system shall be deemed furnished to the Trustee for purposes of this Section 4.03(b) at the time such documents are filed or furnished via the Commission’s EDGAR system; provided that the Trustee shall have no responsibility for determining whether such filing has taken place, nor shall the Trustee have any liability for the timeliness or content of any filing or report hereunder. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Section 4.04.    Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not, to the knowledge of such officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Within five Business Days of an Officer of the Company coming to have actual knowledge of a Default or Event of Default, regardless of the date, the Company shall deliver an Officers’ Certificate to the Trustee specifying such Default or Event of Default and the nature and status thereof (including any actions taken to cure such default).

Section 4.05.    Maintenance of Office or Agency. So long as any Notes remain Outstanding, the Company agrees to maintain an office or agency with respect to such Notes and at such other location or locations as may be designated as provided in this Section 4.05, where (i) Notes may be presented for conversion (the Person accepting such conversions being the “Conversion Agent”), (ii) Notes may be presented for payment (whether upon repurchase, at the Maturity Date, upon acceleration or otherwise) (the Person accepting such presentments being the “Paying Agent”), (iii) Notes may be presented as herein above authorized for registration of transfer and exchange and (iv) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any two officers authorized to sign an Officers’ Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process. The Company initially appoints the Corporate Trust Office of the Trustee as Conversion Agent and Paying Agent with respect to the Notes.

Section 4.06.    Paying Agents. (a) If the Company shall appoint one or more Paying Agents for the Notes, other than the Trustee, the Company shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.06:

(i)    that it shall hold all sums held by it as agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(ii)    that it shall give the Trustee written notice of any failure by the Company to make any payment of the principal of or interest on the Notes when the same shall be due and payable;

(iii)    that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(iv)    that it shall perform all other duties of a Paying Agent as set forth in this Indenture.

(b)    If the Company shall act as its own Paying Agent with respect to any Notes, it shall on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of such action, or any failure to take such action. The Trustee shall have no liability or responsibility for the action or inaction of any Paying Agent (that is not the Trustee).

(c)    Notwithstanding anything in this Section 4.06 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 4.06 is subject to the provisions of Section 3.02 and Section 3.03 and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such money.

Section 4.07.    Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.08.    Certain Reports. The Company and the Holders shall reasonably cooperate with the Trustee and shall provide the Trustee with reasonable access to, and copies of, such documents or information in their respective possession regarding the Trustee’s compliance with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of Notes.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.    Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee (a) within ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any Notes for which the Trustee shall be the Note Registrar.

Section 5.02.    Preservation Of Information; Communications With Holders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b)    The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01.    Events of Default. An “Event of Default” shall occur when any of the following occurs:

(a)    the Company fails to pay when due the principal of any of the Notes at the Maturity Date, upon redemption, exercise of a repurchase right or conversion hereunder or otherwise;

(b)    the Company fails to pay an installment of interest on any of the Notes for 30 days or more after the date when due;

(c)    the Company fails to comply with its obligations to deliver cash or a combination of cash and Common Stock, as applicable, upon conversion of the Notes within the time periods specified in Section 13.03, and such failure continues for a period of five Business Days;

(d)    the Company fails to provide a Fundamental Change Company Notice when due, and such failure continues for a period of five Business Days pursuant to Section 16.01;

(e)    the Company fails to comply with its obligations under Section 10.01;

(f)    the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-Outstanding Notes;

(g)    default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money in excess of $50.0 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, however, that if such default ceases or is cured, waived, rescinded or annulled, then any Default or Event of Default under this clause (g) shall be deemed no longer to be continuing;

(h)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary (or any group of the Company’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary (or any group of the Company’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any Significant Subsidiary (or any group of the Company’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(i)    the Company or any Significant Subsidiary (or any group of the Company’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences as a debtor a voluntary case or proceeding;

(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)    consents to the appointment of a Receiver of it or for all or substantially all of its property;

(iv)    makes a general assignment for the benefit of its creditors;

(v)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)    consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 6.02.    Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Outstanding Notes (other than an Event of Default specified Section 6.01(h) or Section 6.01(i) hereof in respect of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-Outstanding Notes, by written notice to the Company (and to the Trustee if given by the holders), may declare the Notes due and payable at their principal amount plus any accrued and unpaid interest, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by the appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the Holders of a majority in aggregate principal amount of the then-Outstanding Notes, subject to the provisions of this Indenture.

If an Event of Default specified in Section 6.01(h) or Section 6.01(i) hereof occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, the Outstanding Notes shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(f) relating to the failure by the Company to comply with its reporting obligations under Section 4.03 shall (i) for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest on Notes (the “Special Interest”) at an annual rate equal to 0.25% per annum of the principal amount of the Outstanding Notes, and (ii) for the next 90 days after the expiration of such 90-day period, consist exclusively of the right to receive Special Interest on the Notes at an annual rate equal to 0.50% per annum of the principal amount of the Outstanding Notes.

The Special Interest shall be paid semiannually in arrears, with the first semiannual payment due on the first Interest Payment Date following the date on which the Special Interest began to accrue on any Notes. The Special Interest shall accrue on all Outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 4.03 first occurs to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations shall have been cured or waived). On such 180th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 180th day), such Special Interest will cease to accrue and, if such Event of Default relating to such reporting obligations has not been cured or waived prior to such 180th day, the Notes shall be subject to acceleration as provided above in this Section 6.02. The provisions described in this paragraph shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in this Section 6.02. If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 6.01(f) relating to the failure by the Company to comply with its obligations under Section 4.03, the Company shall notify in writing, in the manner provided for in Section 18.03, the Holders and the Trustee and Paying Agent (if other than the Trustee) of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If the Company fails to timely give such notice, the Notes shall be subject to acceleration as provided in this Section 6.02.

The Holders of a majority in aggregate principal amount of the then-Outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1)    all existing Events of Default, other than the nonpayment of principal (including the Fundamental Change Repurchase Price, if applicable) of or interest on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived; and

(2)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 6.01(g) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 6.01(g) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03.    Other Remedies. If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes.

Section 6.04.    Waiver of Past Defaults. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Notes then Outstanding or (b) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(1)    in the payment of the principal of (including Fundamental Change Repurchase Price, if applicable), or interest on, any Note;

(2)    in respect of the right to convert any Note in accordance with Article 13; or

(3)    in respect of the covenants or provisions hereof which, under Section 9.02 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Notes then Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to the provisions of this Indenture. However, the Trustee may refuse to follow any direction that:

(a)    conflicts with any law or with this Indenture;

(b)    the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

(c)    in the Trustee’s reasonable judgment may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.    Limitation On Suit. No Holder of any Note may pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee), except, in the case of a Default or Event of Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or interest on, the Notes or Default in the payment or delivery of the consideration due upon conversion of Notes, unless:

(a)    such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b)    the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made a written request to the Trustee to pursue the remedy;

(c)    such Holder or Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, costs, liabilities, claims or expenses incurred in complying with such request;

(d)    the Trustee does not, within 60 days after receipt of the request and offer of indemnity, receive an inconsistent direction from the Holders of a majority in principal amount of the Notes; and

(e)    the Trustee has failed to comply with the request for 60 days after the receipt of such request and an offer of indemnity.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.    Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 6, the following shall apply with respect to the Notes under this Indenture.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount (including the Fundamental Change Repurchase Price, if applicable), interest and the Make-Whole Fundamental Change Premium, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, and to convert such Note in accordance with Article 13, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 13, and shall not be impaired or affected without the consent of such Holder.

Section 6.08.    Collection of Indebtedness and Suits For Enforcement By the Trustee. The Company covenants that if an Event of Default occurs under Section 6.01(a) or Section 6.01(b), then the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 6.02 hereof) on such Notes for principal (including the Fundamental Change Repurchase Price, if applicable) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (including the Fundamental Change Repurchase Price, if applicable) and on any overdue interest, in each case at the rate borne by the Notes from the required payment date, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.09.    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes (including the Fundamental Change Repurchase Price, if applicable) shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal (including the Fundamental Change

Repurchase Price, if applicable) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Notes allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 6.10.    Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.11.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 6.13.    Application of Money Collected. Any money and property collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (including the Fundamental Change Repurchase Price, if applicable) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, in each of its capacities under this Indenture, including its agents and counsel;

SECOND: To the payment of the amounts then due and unpaid for principal (including the Fundamental Change Repurchase Price, if applicable) of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (including the Fundamental Change Repurchase Price, if applicable) and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

Section 6.14.    Undertaking For Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee with respect to the Notes, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or interest on, any Note on or after the stated maturity expressed in such Note or on or after a Fundamental Change Repurchase Date (in the case of Notes the Company is required to repurchase pursuant to Article 16) or for the enforcement of the right to convert any Note in accordance with Article 13.

Section 6.15.    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16.    Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall within 90 days of the occurrence of a Default or Event of Default, mail to each Holder notice of all uncured Defaults or Events of Default known to the Trustee, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or interest on, any Note, the Trustee shall be protected in withholding such notice if a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of such Holders.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01.    Certain Duties and Responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)    the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture and subject to the terms of this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)    in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes; and

(iv)    none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.    Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)    the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any authorized officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, claims, expenses and liabilities that may be incurred therein or thereby;

(e)    the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding

Notes affected thereby (determined as provided in Section 8.04) but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or other professionals or consultants and may retain such parties in furtherance of its administration hereunder and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or other professional appointed with due care by it hereunder;

(h)    in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(l)    any discretion, permissive right, or privilege shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee;

(m)    under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes;

(n)    the    Trustee shall have no obligation to pursue any action that is not in accordance with applicable law; and

(o)    the Trustee shall not be responsible or liable for the acts or omissions of any other party and may assume performance absent written notice or actual knowledge of a Responsible Officer to the contrary.

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Section 6.01(a) and 6.01(b) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely conclusively on an Officers’ Certificate).

Section 7.03.    Trustee Not Responsible for Recitals or Issuance or Notes.

(a)    The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)    The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)    The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee, acting in such capacity.

(d)    The Trustee shall not be responsible for and makes no representation as to any statement in the Offering Memorandum or any other document in connection with the sale of the Notes.

Section 7.04.    May Hold Notes. The Trustee or any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05.    Moneys Held in Trust. Subject to the provisions of Section 3.03, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree to in writing with the Company to pay thereon.

Section 7.06.    Compensation and Reimbursement.

(a)    The Company covenants and agrees to pay to the Trustee, and the Trustee shall receive, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction) and except as the Company and Trustee may from time to time agree in writing. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, cost, damages, liability, fees or expenses (including reasonable attorneys’ fees and expenses) incurred without negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction) on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) of liability in the premises.

(b)    The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c)    The Company covenants and agrees to indemnify the Trustee for, and hold it harmless from and against, any loss, cost, damages, liability, fees or expenses (including reasonable attorneys’ fees and expenses) reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction).

(d)    In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(h) or Section 6.01(i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal and state bankruptcy, insolvency or other similar law.

(e)    The Company’s obligations under this Section 7.06 and the lien referred to in Section 7.06(b) shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Article 3 of this Indenture and/or the termination of this Indenture.

Section 7.07.    Reliance on Officers’ Certificate and Opinions. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate and Opinion of Counsel delivered to the Trustee and such certificate or opinion, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person that is eligible to act as such under the Trust Indenture Act and permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

Section 7.09.    Resignation and Removal; Appointment of Successor.

(a)    The Trustee or any successor hereafter appointed may at any time resign with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes, or any Holder who has been a bona fide Holder of Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any one of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of Notes for at least six months;

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of Notes for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company in writing and may nominate a successor Trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed, at the expense of the Company, or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.    Acceptance of Appointment By Successor.

(a)    In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the written request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. The trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

(b)    In case of the appointment hereunder of a successor trustee with respect to some, but not all of the Notes, the Company, the retiring Trustee and each successor trustee with respect to such Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on the written request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates.

(c)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.10, as the case may be.

(d)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 7.

(e)    Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, the Company shall transmit notice of the succession of such trustee hereunder by mail, first-class postage prepaid, to the Holders, as their names and addresses appear upon the Note Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.11.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01.    Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage of such Notes have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of such Notes in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such Notes for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02.    Proof of Execution by Holders. Subject to the provisions of Section 8.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)    The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03.    Who May be Deemed Owners. Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Note Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Fundamental Change Repurchase Price, if applicable), and interest on, such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary.

Section 8.04.    Certain Notes Owned by Company Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, the Notes that are owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05.    Actions Binding on Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders.

ARTICLE 9

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 9.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder of a Note for any of the following purposes:

(a)    to add to the covenants of the Company for the benefit of the Holders of Notes;

(b)    to surrender any right or power herein conferred upon the Company;

(c)    to make provision with respect to the conversion rights of the Holders of Notes pursuant to Section 13.11 hereof;

(d)    to provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 10 hereof;

(e)    to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes in any material respect;

(f)    to cure any ambiguity or correct or supplement any provision herein or in the Notes which may be inconsistent with any other provision herein or which is otherwise defective; provided that such action pursuant to this clause (f) does not adversely affect the interests of the Holders of Notes in any material respect; provided further that any amendment made solely to conform the provisions of this Indenture to the description thereof set forth under the caption “Description of Notes” in the Offering Memorandum shall be deemed not to adversely affect the interest of the Holders if the Company delivers an Officers’ Certificate to the Trustee certifying that such amendment is made solely to conform the provisions of this Indenture;

(g)    adding guarantees with respect to the Notes;

(h)    securing the Notes;

(i)    to add or modify any other provisions which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Notes in any material respect;

(j)    conform as necessary the Indenture and the form or terms of the Notes to the description thereof set forth under the caption “Description of Notes” in the Offering Memorandum;

(k)    irrevocably elect a settlement method or a Specified Dollar Amount;

(l)    evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the notes and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by a successor trustee; or

(m)    to comply with the applicable procedures of the Depositary.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company or, at the written request of the Company, the Trustee shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02.    With Consent of Holders. Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding or (ii) by the adoption of a resolution, at a meeting of Holders of the Notes then Outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at such meeting.

Without the written consent or the affirmative vote of each Holder of an affected Note, an amendment, supplement or waiver to this Indenture or the Notes may not:

(a)    change the stated maturity of the principal of, or the time of payment of any installment of interest on, any Note;

(b)    reduce the principal amount of any Note;

(c)    reduce the interest rate or interest on any Note;

(d)    change the currency of payment of principal of or interest on any Note;

(e)    change the ranking of the Notes;

(f)    impair the right receive, or institute suit for the enforcement of any payment with respect to, or the conversion of, any Note;

(g)    except as otherwise permitted by Section 13.11 hereof, adversely affect the right to convert any Note as provided in Article 13 hereof;

(h)    reduce the Fundamental Change Repurchase Price or otherwise adversely affect the right of Holders to require the Company to repurchase the Notes in the event of a Fundamental Change;

(i)    modify any of the provisions of this Section 9.02, Section 6.04 or Section 6.12, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(j)    reduce the percentage in aggregate principal amount of the Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted.

It shall not be necessary for the consent of Holders of Notes under this Section 9.02 to approve the particular form of any proposed modification, amendment or waiver, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company, or, at the written request of the Company, the Trustee, shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9 or Section 10.01 this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04.    Notes Affected by Supplemental Indentures. Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article 9 or Section 10.01, may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture; provided such form meets the requirements of any securities exchange upon which such Notes may be listed. If the Company shall so determine, new securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 9.05.    Execution of Supplemental Indentures. Upon the written request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders required to consent thereto as aforesaid (if such consent is required pursuant to this Article), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall receive and will be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Article 9 and constitutes a legal, valid and binding obligation, enforceable against the Company (subject to customary qualifications).

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit by mail, first class postage prepaid or electronically, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of all Notes affected thereby as their names and addresses appear upon the Note Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 10

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 10.01.    Company May Consolidate, Etc., Only on Certain Terms. The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than a transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more direct or indirect wholly-owned Subsidiaries) unless:

(a)    either (1) the Company shall be the resulting or surviving corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the property and assets of the Company, shall (i) be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, in each case, that is treated as a corporation for U.S. federal income tax purposes, and the property into which the Notes are convertible shall be the stock or other equity of an entity that is treated as a corporation for U.S. federal income tax purposes, and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of the Company under the Notes and this Indenture;

(b)    at the time of, and after giving effect to, such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)    if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article 10 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02.    Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE 11

OMITTED

ARTICLE 12

ADDITIONAL INTEREST

Section 12.01.    Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes and ending on the date that is one year after the last date of the original issuance of the Notes, the Company either (i) fails to timely file any periodic report that the Company is required to file with the Commission under Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or (ii) the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders of the Notes other than the Company’s Affiliates (an “Additional Interest Event”), the Company shall pay additional interest on the Notes (the “Additional Interest”). Such Additional Interest will accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes Outstanding for each day during the first 90-day period (or portion thereof) for which an Additional Interest Event has occurred and is continuing, which rate shall increase by an additional 0.25% per annum of the principal amount of the Notes, up to a maximum of 0.50% per annum of the principal amount of the Notes for each day thereafter for which an Additional Interest Event has occurred and is continuing.

(b)    Unless:

(i)    the Restrictive Legend on the Notes has been removed; or

(ii)    the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law),

on or after the 365th day after the last date of original issuance of the Notes, an Additional Interest Event shall be deemed to have occurred and the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes Outstanding for each day until the Notes are freely tradable as described above.

(c)    Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest on any date if (i) the Company has filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (ii) such shelf registration statement is effective and usable by Holders of the Notes identified therein as selling securityholders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes and (iii) such Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A. Under no circumstances will the combined rate of Additional Interest and Special Interest exceed 1.00% per annum.

(d)    Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e)    If Additional interest is payable by the Company on the Notes, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

ARTICLE 13

CONVERSION OF NOTES

Section 13.01.    Conversion Privilege and Conversion Rate(a) . (a) Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 13.01(g), at any time prior to the close of business on the Business Day immediately preceding January 15, 2028, under the circumstances and during the periods set forth in Section 13.01(g), and (ii) regardless of the conditions described in Section 13.01(g), on or after January 15, 2028, and until the close of business on the second Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 18.0317 shares of Common Stock (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.03, the “Conversion Obligation”).

(b)    If a Note is submitted or presented for purchase pursuant to Article 16, subject to Section 13.03(b), such conversion right shall terminate at the close of business on the Business Day prior to the Fundamental Change Repurchase Date for such Note, as the case may be (unless the Company shall fail to make the Fundamental Change Repurchase Price payment when due in accordance with Article 16, if applicable, in which case the conversion right shall terminate at the close of business on the Business Day prior to the date such failure is cured and such Note is repurchased).

(c)    A Holder may convert fewer than all of such Holder’s Notes only if (i) the principal amount of Notes converted is an integral multiple of $1,000 and (ii) the portion of such Holder’s Notes not so converted is in a minimum principal amount of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(d)    A Holder of Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted its Notes into Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 13.

(e)    The Conversion Rate shall be adjusted in certain instances as provided in Section 13.02 and Section 13.07.

(f)    By delivering the number of shares of Common Stock issuable on conversion to the Trustee, plus a cash payment for any fractional share, the Company shall be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than canceled, extinguished or forfeited).

(g)    (i) Prior to the close of business on the Business Day immediately preceding January 15, 2028, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five (5) Business Day period immediately after any five (5) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this Section 13.01(g)(i) for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 13.01(g)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 of Notes) unless a Holder of Notes of at least $5,000,000 in aggregate principal amount provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as the Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company so instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the condition set forth in this Section 13.01(g)(i) has been met, the Company shall so notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the condition set forth in this Section 13.01(g)(i) has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)    If, prior to the close of business on the Business Day immediately preceding January 15, 2028, the Company elects to:

(A)    issue to all or substantially all Holders of the Common Stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)    distribute to all or substantially all Holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes with a copy to the Trustee and the Conversion Agent (if other than the Trustee) at least thirty-five (35) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii)    If (i) a transaction or event that constitutes (x) a Fundamental Change or (y) a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding January 15, 2028, regardless of whether a Holder of Notes has the right to require the Company to repurchase the Notes pursuant to Section 16.01, or (ii) the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets prior to the close of business on the Business Day immediately preceding January 15, 2028, in each case pursuant to which the Common Stock would be converted into cash, securities or other assets (other than a transaction that is intended primarily to change our jurisdiction of incorporation), then, in each case, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of the transaction or event until thirty-five (35) Trading Days after the actual effective date of such transaction or event, or if such transaction also constitutes a Fundamental Change, until the close of business on the day prior to the related Fundamental Change Repurchase Date. The Company shall notify Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable, but in no event later than the second Business Day after the date the Company publicly announces such transaction or event; provided that the Company shall deliver such notice in no event later than the actual effective date of such transaction or event.

(iv)    Prior to the close of business on the Business Day immediately preceding January 15, 2028, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during any fiscal quarter commencing after the fiscal quarter ending on August 31, 2021 (and only during such fiscal quarter), if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day as determined by the Company. The Company, shall determine at the beginning of each fiscal quarter commencing after August 31, 2021, whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Trustee in writing if the Notes become convertible in accordance with this Section 13.01(g)(iv) and the Company shall notify the Holders of the Notes.

(v)    A Note in respect of which a Holder has exercised the repurchase right upon a Fundamental Change pursuant to Section 16.01 may be converted only if such Holder withdraws its election in accordance with Section 16.01, as applicable.

(vi)    If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the close of business on the second Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption price in full).

Section 13.02.    Make-Whole Fundamental Change Premium. (a) If the Make-Whole Fundamental Change Effective Date for any Make-Whole Fundamental Change shall have occurred, then the Company shall calculate and pay a “Make-Whole Fundamental Change Premium” to the Holders of the Notes who convert their Notes in connection with such Make-Whole Fundamental Change by adding such Make-Whole Fundamental Change Premium to the Conversion Rate for such Notes. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion delivered pursuant to Section 13.03(a) is received by the Conversion Agent on, or subsequent to, the relevant Make-Whole Fundamental Change Effective Date but before the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for proviso (1) in clause (ii) of the definition of “Change of Control,” the 35th Trading Day immediately following such Make-Whole Fundamental Change Effective Date). The Fundamental Make-Whole Change Premium shall be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Notes upon conversion. The number of additional shares of Common Stock per $1,000 principal amount of Notes constituting the Make-Whole Fundamental Change Premium (the “Additional Shares”) shall be determined by reference to the table set forth in Section 13.02(b), based on the Make-Whole Fundamental Change Effective Date and the Stock Price. If the Holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock in connection with such Make-Whole Fundamental Change. Otherwise, the Stock Price shall be equal to the average Last Reported Sale Price of the Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Make-Whole Fundamental Change Effective Date.

(b)    The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 13.02(b) for each Stock Price and Make-Whole Fundamental Change Effective Date set forth below:

	Stock Price
Effective Date	$42.66	$47.50	$50.00	$55.46	$65.00	$72.10	$80.00	$90.00	$100.00	$110.00	$125.00	$150.00	$175.00
April 20, 2021	5.4094	4.1371	3.6190	2.7272	1.7060	1.2225	0.8526	0.5447	0.3476	0.2187	0.1024	0.0158	0.0000
April 15, 2022	5.4094	4.0067	3.4826	2.5867	1.5763	1.1072	0.7550	0.4683	0.2895	0.1757	0.0762	0.0062	0.0000
April 15, 2023	5.4094	3.8554	3.3236	2.4225	1.4258	0.9752	0.6450	0.3842	0.2272	0.1308	0.0507	0.0029	0.0000
April 15, 2024	5.4094	3.7141	3.1672	2.2510	1.2637	0.8331	0.5285	0.2978	0.1655	0.0883	0.0283	0.0000	0.0000
April 15, 2025	5.4094	3.5853	3.0114	2.0644	1.0811	0.6752	0.4026	0.2091	0.1060	0.0500	0.0111	0.0000	0.0000
April 15, 2026	5.4094	3.4314	2.8128	1.8155	0.8432	0.4792	0.2573	0.1164	0.0502	0.0185	0.0010	0.0000	0.0000
April 15, 2027	5.4094	3.2021	2.4954	1.4062	0.4908	0.2250	0.0968	0.0332	0.0097	0.0011	0.0000	0.0000	0.0000
April 15, 2028	5.4094	3.0209	1.9683	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Make-Whole Fundamental Change Effective Dates may not be set forth in the table above, in which case:

(i)    if the Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table above, the Make-Whole Fundamental Change Premiums shall be determined by a straight-line interpolation between the Make-Whole Fundamental Change Premiums set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates, as applicable, based on a 365-day year;

(ii)    if the Stock Price is greater than $175.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) below), no Make-Whole Fundamental Change Premium shall be added to the Conversion Rate; and

(iii)    if the Stock Price is less than $42.66 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) below), no Make-Whole Fundamental Change Premium shall be added to the Conversion Rate.

(c)    The Stock Prices set forth in the first row of the table above in Section 13.02(b) shall be adjusted, as of any date on which the Conversion Rate of the Notes is adjusted other than an adjustment to the Conversion Rate by adding the Make-Whole Fundamental Change Premium. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Make-Whole Fundamental Change Premiums set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 13.07 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make-Whole Fundamental Change Premium.

(d)    The Company, or, at the written request of the Company, the Trustee, shall mail or send electronically written notice of the anticipated Make-Whole Fundamental Change Effective Date of any Make-Whole Fundamental Change to the Holders (with a copy to the Trustee if applicable) as promptly as practicable following the date the Company publicly announces such Make-Whole Fundamental Change, but in no event less than 20 days prior to the anticipated Make-Whole Fundamental Change Effective Date (the “Make-Whole Fundamental Change Notice”).

(e)    Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 23.4411 per $1,000 principal amount as a result of this Section 13.02, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 13.07 hereof.

(f)    The Make-Whole Fundamental Change Premium shall be delivered upon the settlement date for the conversion.

Section 13.03.    Settlement upon Conversion.

(a)    Subject to this Section 13.03, Section 13.02(a) and Section 13.11(a), upon conversion of any Notes, the Company shall pay or deliver, as applicable, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 13.03(b)(ii) (“Combination Settlement”), at its election, as set forth in this Section 13.03. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i)    All conversions of Notes with a Conversion Date that occurs on or after January 15, 2028 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the open of business on January 15, 2028.

(ii)    If the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before January 15, 2028, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the close of business on the Business Day immediately after such Conversion Date.

(iii)    If any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice sent pursuant to Section 15.01(e), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the second (2nd) Business Day before the related Redemption Date; and (2) if such Redemption Date occurs on or after January 15, 2028, then such Settlement Method must be the same Settlement Method that, pursuant to Section 13.03(a)(i), applies to all conversions of Notes with a Conversion Date that occurs on or after January 15, 2028.

(iv)    Except for any conversions described in Section 13.03(a)(i), the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(v)    If the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default).

(vi)    If the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount shall not constitute a Default or Event of Default.

The Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holder (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)). In addition, the Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)), to elect to irrevocably fix the Settlement Method or to irrevocably elect Combination Settlement and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts. If the Company makes such an irrevocable election, then such election will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. In addition, if the Company irrevocably elects Combination Settlement and eliminates a Specified Dollar Amount or range of Specified Dollar Amounts, then the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture and in no event may the Company elect Combination Settlement with a Specified Dollar Amount that is less than $1,000 per $1,000 principal amount of Notes. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 9.01(k) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method pursuant to this Section 13.03(a), then the Company will either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(b)    Conversion Consideration.

(i)    Generally. Subject to Section 13.03(b)(ii) and Section 13.03(b)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1)    if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(2)    if Combination Settlement applies to such conversion, consideration consisting of (A) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (B) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii)    Cash in Lieu of Fractional Shares. If Combination Settlement applies to the conversion of any Notes and the number of shares of Common Stock deliverable pursuant to Section 13.03(b)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion.

(iii)    Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv)    Notice of Calculation of Conversion Consideration. The Company will determine the Conversion Consideration due upon conversion of any Note promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter, subject to the Depositary’s applicable procedures, send notice to the Trustee and the Conversion Agent (if other than the Trustee) of the same and the calculation thereof in reasonable detail or in such detail as requested by the Depositary. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(c)    Delivery of the Conversion Consideration. Except as set forth in Sections 13.07, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion.

(d)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 13.03(a).

(e)    In case any Notes shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f)    Except as provided in Section 13.07, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Notes as provided in this Article 13.

(g)    Subject to Section 13.05, before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Notes, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.03(h) and (ii) in the case of Notes in certificated form or when required by applicable procedures of the Depository in effect at that time in the case of a Global Note, (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.03(i). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 16.01.

(h)    Holders of the Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on the applicable Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a record date and on or prior to the business day immediately following the corresponding Interest Payment Date, (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Note, or (3) if conversion occurs after the last record date prior to the stated Maturity Date.

(i)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes and accrued and unpaid Interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid Interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid Interest, if any, will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a record date, Holders of such Notes as of the close of business on such record date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any record date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the Scheduled Trading Day immediately succeeding the corresponding Interest Payment Date; (2) to the extent any Defaulted Interest, if any, exists at the time of conversion with respect to such Notes; or (3) for conversions following the record date immediately preceding the Maturity Date. Therefore, for the avoidance of doubt, all Holders of record on the record date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date as described in the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such record date.

(k)    The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the last Trading Day of the relevant Observation Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

Section 13.04.    Reserved.

Section 13.05.    Taxes on Conversion. Except as provided in the next sentence, the Company shall pay any and all documentary, stamp or similar issue or transfer tax due and duties on the issuance of shares of Common Stock upon conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and shall be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 13.06.    Company to Provide Common Stock. (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Outstanding Notes into shares of Common Stock.

(b)    All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

Section 13.07.    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.07, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)    If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination of our Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to this Section 13.07(a) shall become effective immediately after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution described in this Section 13.07(a) is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution.

For purposes of this Section 13.07(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this Section 13.07(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)    dividends, distributions (including share splits), rights, options or warrants as to which an adjustment is effected in Section 13.07(a), Section 13.07(b) or Section 13.07(e);

(ii)    dividends or distributions covered by Section 13.07(d);

(iii)    dividends or distributions that constitute Reference Property following an event described in Section 13.11; and

(iv)    Spin-Offs to which the provisions set forth below in this Section 13.07(c) shall apply,

then the applicable Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any adjustment made under the portion of this Section 13.07(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, Holders of the Notes shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 13.07(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market (a “Spin-Off”), the applicable Conversion Rate shall instead be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the applicable Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock of the Company or similar equity interest distributed to Holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the tenth Trading Day immediately following the Ex-Dividend Date of such Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the Ex-Dividend Date of any Spin-Off, references within the previous paragraph related to “Spin-Offs” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date. If any such dividend or distribution described in the preceding paragraph of this Section 13.07(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 13.07(c) (and subject in all respect to Section 13.15), rights, options or warrants distributed by the Company to all Holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of the Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.07(c) (and no adjustment to the Conversion Rate under this Section 13.07(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.07(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.07(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a Holder or Holders of Common Stock with respect to such rights, options or warrants (assuming such Holder had retained such rights, options or warrants), made to all Holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any Holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.07(a), Section 13.07(b) and this Section 13.07(c), any dividend or distribution to which this Section 13.07(c) is applicable that also includes one or both of:

(A)    a dividend or distribution of shares of Common Stock to which Section 13.07(a) is applicable (the “Clause A Distribution”); or

(B)    a dividend or distribution of rights, options or warrants to which Section 13.07(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.07(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.07(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.07(a) and Section 13.07(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be” within the meaning of Section 13.07(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 13.07(b).

(d)    If any cash dividend or cash distribution is made to all or substantially all Holders of Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any fiscal quarter exceeds the dividend threshold amount (the “DTA”) for such fiscal quarter, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0 - DTA
SP0 - C

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the dividend threshold amount, which shall initially be $0.27 per share per fiscal quarter; and

C	=	the amount in cash per share of Common Stock the Company distributes to Holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 13.07(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this Section 13.07(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this Section 13.07(d). If an adjustment is required to be made as set forth in this Section 13.07(d) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

If “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, if (a) the cash and value of any other consideration included in the payment per share of Common Stock exceeds (b) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
OS0 × SP1

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 13.07(e) shall become effective immediately following the close of business on the Trading Day next succeeding the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)    Notwithstanding the foregoing, if an adjustment pursuant to this Section 13.07 becomes effective on any Ex-Dividend Date as described above, and a Holder that has surrendered its notes for conversion on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record Holder of shares of Common Stock as of the related Conversion Date pursuant to Section 13.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding this Section 13.07, the Conversion Rate adjustment described in this Section 13.07 relating to such Ex-Dividend Date will not be made for such Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 13.08.    When No Adjustment is Required. (a) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 13.08(a) shall be carried forward and taken into account in any subsequent adjustment and any carry forward amount shall be paid to the Holder upon conversion regardless of the 1% threshold. All calculations under this Article 13 shall be made to the nearest cent or to the nearest 1/10,000th of a share.

(b)    If the application of the foregoing formulas in Section 13.07 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations).

(c)    No adjustment to the Conversion Rate shall be made unless as specifically set forth in Section 13.07 and Section 13.02. Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Company or any of its Subsidiaries;

(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv)    upon the issuance of Rights under the Rights Plan unless, prior to conversion, the Rights issued under the Rights Plan have separated from the Common Stock;

(v)    for a change in the par value of the Common Stock; or

(vi)    for accrued and unpaid interest (including any Special Interest and Additional Interest, if applicable).

The Company will not take any voluntary action that would result in an adjustment to the conversion rate pursuant to Section 13.07 without complying, if applicable, with the shareholder approval rules of the New York Stock Exchange and any similar rule of any stock exchange on which our Common Stock is listed at the relevant time. In accordance with such listing standards, this restriction will apply at any time when the notes are outstanding, regardless of whether the Company then has a class of securities listed on the New York Stock Exchange.

Section 13.09.    Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee (and the Conversion Agent if other than the Trustee) an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 13.10.    Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a written notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 13.10.

Section 13.11.    Effect of Reclassification, Consolidation, Merger or Sale On Conversion Privilege.

(a)    If any of the following events occur:

(i)    any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination);

(ii)    any consolidation, merger, or combination involving the Company;

(iii)    any sale, conveyance or lease to any third party of all or substantially all of the property and assets of the Company and its Subsidiaries; or

(iv)    any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a Holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(c) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 13.03 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 13.03 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 13.03 shall instead be deliverable in the amount and type of Reference Property that a Holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.02), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third (3rd) Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the

Trustee and the Conversion Agent (if other than the Trustee), in writing, of such weighted average as soon as practicable after such determination is made but in no event later than the third (3rd) Business Day following the effective date of the Merger Event.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.11. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Article 13 prior to the effective date of such Merger Event.

(d)    The above provisions of this Section 13.11 shall similarly apply to successive Merger Events. Upon the consummation of any Merger Event, references to “Common Stock” shall be deemed to refer to any Reference Property that constitutes Capital Stock after giving effect to such Merger Event.

If this Section 13.11 applies to any event or occurrence, Section 13.07 hereof shall not apply.

Section 13.12.    Trustee’s Disclaimer. (a) The Trustee shall have no duty to determine, or liability in connection therewith, when an adjustment under this Article 13 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.09. Unless and until the Trustee receives such Officers’ Certificate delivered pursuant to Section 13.09, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 13.

(b)    The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in conclusively relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company are obligated to file with the Trustee pursuant to Section 13.11 and Section 10.01, respectively.

Section 13.13.    Voluntary Increase; NYSE Compliance. (a) Subject to Section 9.01(e), the Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to any applicable shareholder approval requirements pursuant to the listing standards of The New York Stock Exchange or such other United States securities exchange on which the Common Stock is traded, by any amount for any period of at least 20 days, if the Board of Directors determines that such increase shall be in the Company’s best interests. The Company may (but is not required to) make such increase in the Conversion Rate (in addition to others provided in this Indenture) as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from a dividend or distribution of stock, or rights to acquire stock, or similar event; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock. The Company shall provide at least 15 days’ written notice to Holders and the Trustee of any increase under this Section 13.13.

Section 13.14.    Adjustments of Prices. Whenever any provision of this Indenture requires us to calculate the Last Reported Sale Prices, the Daily VWAP or the Daily Conversion Values over a span of multiple days (including an Observation Period and the period for determining Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAP or the Daily Conversion Values are to be calculated. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) are entitled to rely conclusively upon the accuracy of its calculations without independent verification.

Section 13.15.    Rights Plan. To the extent that the Company has a Rights Plan in effect upon conversion of the Notes into Common Stock, the Holders shall receive upon conversion of the Notes, the Rights under the Rights Plan, unless prior to conversion, the Rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all Holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or other assets or property of ours or rights, options or warrants to acquire the Company’s Capital Stock or other securities as described in Section 13.07(c) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

ARTICLE 14

OMITTED

ARTICLE 15

OPTIONAL REDEMPTION

Section 15.01.    Right of the Company to Redeem the Notes.

(a)    No Right to Redeem Before April 15, 2025. The Company may not redeem the Notes at its option at any time before April 15, 2025.

(b)    Right to Redeem the Notes on or After April 15, 2025. Subject to the terms of this Section 15.01, the Company has the right, at its election, to redeem all, or any portion in an authorized denomination, of the Notes, at any time and from time to time, on a Redemption Date on or after April 15, 2025 and on or before the fortieth (40th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the Conversion Rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for Redemption. If the Company elects to redeem less than all of the outstanding Notes, then the Redemption will not constitute a Make-Whole Fundamental Change with respect to the Notes not called for Redemption, and Holders of the Notes not called for Redemption will not be entitled to an increased Conversion Rate for such Notes as described above on account of the Redemption, except to the limited extent described further below.

(c)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty-five (65), nor less than forty-five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(d)    Redemption Price. The Redemption Price for any Note called for Redemption will be an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the close of business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date; and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.

(e)    Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent (if other than the Trustee) a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice. If the Trustee is so directed by written notice set forth in an Officer’s Certificate to deliver such Redemption Notice, the Company shall provide such notice to the Trustee no less than 2 Business Days before the notice is to be delivered to Holders, unless a shorter period shall be agreed to by the Trustee.

Such Redemption Notice must state:

(i)    that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)    the Redemption Date for such Redemption;

(iii)    the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 15.01(d));

(iv)    the name and address of the Paying Agent and the Conversion Agent;

(v)    that Notes called for Redemption may be converted at any time before the close of business on the second Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)    the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 13.02(b));

(vii)    the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date; and

(viii)    the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent (if other than the Trustee).

(f)    Selection, Conversion and Transfer of Notes to be Redeemed in Part. If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected by lot according to the Depositary’s Applicable Procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, on a pro rata or by lot basis or by another method the Trustee deems to be appropriate and fair. If less than all Notes then outstanding are called for Redemption, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(g)    If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 15.01, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the forty-second (42nd) Scheduled Trading Day immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 15.01 and Sections 13.01(g)(vi) and 13.02(b).

(h)    Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 15.01(d), on such Redemption Date), then the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 15.01.

ARTICLE 16

REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE

Section 16.01.    Repurchase of Notes at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs prior to the Maturity Date, each Holder of a Note shall have the right, at the option of the Holder, to require the Company to repurchase all or any of such Holder’s Notes at the Fundamental Change Repurchase Price, on the date specified by the Company that is not less than twenty (20) days and not more than thirty-five (35) days after the date of the Fundamental Change Company Notice pursuant to Section 16.01(b) (the “Fundamental Change Repurchase Date”). If the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to the Holder of a Note of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Notes to be repurchased. A Holder may require the Company to repurchase fewer than all of such Holder’s Notes only if (i) the principal amount of Notes to be repurchased is an integral multiple of $1,000 and (ii) the portion of such Holder’s Notes not to be repurchased is in a minimum principal amount of $1,000.

(b)    On or before the 15th day after the Fundamental Change Effective Date, the Company, or, at the written request of the Company, the Trustee, shall mail a written notice by first-class mail or electronically of the occurrence of the Fundamental Change, and of the repurchase right arising therefrom, to the Trustee, Paying Agent (if other than the Trustee) and to each Holder at the address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. The Fundamental Change Company Notice shall set forth the Holder’s right to require the Company to purchase the Notes and specify:

(i)    the events causing such Fundamental Change;

(ii)    the date of such Fundamental Change;

(iii)    the last date by which the Fundamental Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 16.01;

(iv)    the Fundamental Change Repurchase Price;

(v)    the Fundamental Change Repurchase Date;

(vi)    the name and address of each Paying Agent and Conversion Agent, if applicable;

(vii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(viii)    the procedures that the Holder must follow to require the Company to repurchase its Notes under this Section 16.01.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, unless otherwise agreed by the Trustee, the Company makes such request at least five Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 16.01; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Notes pursuant to this Section 16.01.

(c)    Repurchases of Notes under this Article 16 shall be made upon delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in the Form of Fundamental Change Repurchase Notice in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Each Fundamental Change Repurchase Notice shall state:

(i)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)    the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof (provided that any portion of a Holder’s Note not to be repurchased is in the minimum principal amount of $1,000); and

(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 16.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 16.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 16.02.    Withdrawal of Fundamental Change Repurchase Notice.

(a)    A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 16.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that any portion of a Holder’s Note not to be repurchased is in the minimum principal amount of $1,000);

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 16.03.    Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the

Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.06(b)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 16.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 16.01, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date then (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

Section 16.04.    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 16.03 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase pursuant to this Article 16, then promptly after the relevant Fundamental Change Repurchase Date the Paying Agent shall return any such excess cash to the Company.

Section 16.05.    Notes Repurchased In Part. Upon surrender of any Note that is to be repurchased only in part in accordance with Section 16.01, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or greater integral multiples of $1,000), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 16.06.    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Article 16, the Company shall, if required:

(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)    file a Schedule TO or any successor or similar schedule; and

(c)    otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 16 to be exercised in the time and in the manner specified in this Article 16.

ARTICLE 17

MEETING OF HOLDERS OF NOTES

Section 17.01.    Purposes For Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 17 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Notwithstanding anything contained in this Article 17, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Notes in accordance with its standard practices.

Section 17.02.    Call Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 17.01 hereof, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-Outstanding Notes which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)    In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in principal amount of the Notes then Outstanding shall have requested the Trustee in writing to call a meeting of the Holders of Notes for any purpose specified in Section 17.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 17.02(a).

Section 17.03.    Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 17.04.    Quorum; Action. The Persons entitled to vote a majority in principal amount of the then-Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 17.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 9.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Notes then Outstanding represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 17.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Section 17.05.    Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 17.02 hereof, in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c)    At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)    Any meeting of Holders of Notes duly called pursuant to Section 17.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 17.06.    Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 17.02 hereof and, if applicable, Section 17.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.01.    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02.    Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03.    Notices. Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the Holders or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first-class mail, postage prepaid, or overnight delivery, addressed (until another address is filed in writing by the Company with the Trustee), as follows: The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035. Any notice, election, request or demand by the Company or any Holder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee. Except as otherwise expressly provided herein, any notice or communication to a Holder of a Note may be given or served by being deposited in first-class mail, postage prepaid, or by electronic means, addressed at the Holder’s address as it appears in the Note Register. Notice to the Trustee shall be effective only if such receipt is acknowledged. The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Person. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 18.04.    Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT SUCH PROVISIONS WOULD RESULT IN THE SELECTION OF THE LAW OF A DIFFERENT JURISDICTION AS THE GOVERNING LAW OF THIS INDENTURE AND THE NOTES.

Section 18.05.    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent (including any covenants compliance with which constitutes a condition precedent) which relate to such action, if any, provided for in this Indenture have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date.

Each Officers’ Certificate and Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers’ Certificates provided for in Section 4.04) shall include (a) a statement that the Person making such certification or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 18.06.    Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day,

then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 18.07.    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.08.    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.09.    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.10.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 18.11.    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.12.    Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.13.    Consent to Jurisdiction. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 18.14.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, labor dispute, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer system or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.15.    Calculations. Except as explicitly stated herein, the Company shall be responsible for making all calculations required pursuant to this Indenture and the Notes, including, without limitation, calculations with respect to determinations of the Last Reported Sale Price, the Daily VWAP, the Daily Conversion Value, accrued interest payable on the notes, the Conversion Price, the Conversion Rate, adjustments to the Conversion Price and the Conversion Rate, and the amount of Conversion Consideration applicable to the Notes. The Company shall make all such calculations in good faith and, absent manifest error, the

Company’s calculations shall be binding on the Trustee and the Holders. The Company shall provide a written schedule of such calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and the Conversion Agent (if other than the Trustee) shall be entitled to conclusively rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

Section 18.16.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 18.17.    No Personal Liability of Shareholders, Employees, Officers or Directors. No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligation of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability as part of the consideration for issuance of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

THE GREENBRIER COMPANIES, INC., as Issuer

By:	/s/ Adrian J. Downes
	Name:	Adrian J. Downes
	Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

[INCLUDE IF A GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[INCLUDE IF A RESTRICTED SECURITY]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)    TO THE GREENBRIER COMPANIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)    PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)    TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)    UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL

NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) THE DATE ON WHICH WE HAVE INSTRUCTED THE TRUSTEE THAT THE FOREGOING RESTRICTIONS WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE GREENBRIER COMPANIES, INC.

2.875% Convertible Senior Note due 2028

No.

CUSIP No. 393657 AL5

ISIN No. US393657AL59

The Greenbrier Companies, Inc., a corporation duly organized and validly existing under the laws of the state of Oregon (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED SEVENTY-THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($373,750,000) (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on April 15, 2028, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.875% per year from April 20, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 15, 2028 or the Fundamental Change Repurchase Date, as applicable. Interest is payable semiannually in arrears on each April 15 and October 15 (or if any such day is not a Business Day, the immediately following Business Day), commencing October 15, 2021, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Interest shall include Additional Interest and Special Interest, in each case if applicable in accordance with the terms of the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided that interest on any Physical Notes shall be paid (i) to the Person entitled thereto having an aggregate principal amount of $5,000,000 or less, by check mailed to such Person at the address set forth in the Note Register and (ii) to the Person entitled thereto having an aggregate principal amount in excess of $5,000,000, either by check mailed to such Person, or upon application by such Person to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application and wire transfer instructions shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, or a combination of cash and shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT SUCH PROVISIONS WOULD RESULT IN THE SELECTION OF THE LAW OF A DIFFERENT JURISDICTION AS THE GOVERNING LAW OF THIS NOTE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

THE GREENBRIER COMPANIES, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

THE GREENBRIER COMPANIES, INC.

2.875% Convertible Senior Note due 2028

This Note is one of a duly authorized issue of the Notes of the Company, designated as its 2.875% Convertible Senior Notes due 2028 (herein called the “Notes”), initially limited to the aggregate principal amount of $373,750,000, all issued or to be issued under and pursuant to an Indenture dated as of April 20, 2021 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (including the Fundamental Change Repurchase Price, if applicable), and accrued and unpaid interest on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed or to satisfy its obligation to convert the Notes.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and greater integral multiples of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holders of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

There will be no sinking fund.

Upon the occurrence of a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. However, a Holder may only require the Company to repurchase fewer than all of such Holder’s Notes if (i) the principal amount of Notes to be repurchased is an integral multiple of $1,000 and (ii) the portion of such Holder’s Notes not to be repurchased is in a minimum principal amount of $1,000.

Subject to the provisions of the Indenture, during certain periods and upon the occurrence of certain conditions specified in the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof, into cash, or a combination of cash and shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture; provided that a Holder may only convert fewer than all of such Holder’s Notes if (i) the principal amount of Notes to be converted is an integral multiple of $1,000 and (ii) the portion of such Holder’s Notes not to be converted is in a minimum principal amount of $1,000.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF CONVERSIONS OF NOTES

THE GREENBRIER COMPANIES, INC.

2.875% Convertible Senior Notes due 2028

The initial principal amount of this Global Note is THREE HUNDRED SEVENTY-THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($373,750,000). The following increases or decreases in this Global Note have been made:

Date of Conversion	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

2.875% Convertible Senior Note due 2028

To:    The Greenbrier Companies, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (provided that (i) such portion is an integral multiple of $1,000 principal amount and (ii) the portion of this Note not to be converted is not less than $1,000 in principal amount), below designated, and The Greenbrier Companies, Inc. (the “Company”), shall deliver shares of Common Stock, cash, or a combination of cash and shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any consideration issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

2.875% Convertible Senior Note due 2028

To:    The Greenbrier Companies, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from The Greenbrier Companies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date. The undersigned registered owner of this Note hereby instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (provided that (i) such portion is an integral multiple of $1,000 principal amount and (ii) the portion of this Note not to be repurchased is not less than $1,000 in principal amount) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To The Greenbrier Companies, Inc. or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.